SECURITIES PURCHASE AGREEMENT

BY AND AMONG

FOREX365, INC. f/k/a SOLAR GROUP, INC.

AND

KIG INVESTORS II, LLC

DATED AS OF NOVEMBER 14, 2007

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is made and entered into as of November 14, 2007, by and among KIG Investors II, LLC, a Delaware limited liability company (the "Buyer") and Forex365, Inc. f/k/a Solar Group, Inc., a Nevada corporation (the "Company").

RECITALS

A. The Company currently has 1,027,647 shares of common stock, $0.01 par value, issued and outstanding.

B. The Company desires to issue to the Buyer 27,500,000 shares of common stock, $0.01 par value ("Shares"), for a purchase price of $275,000, or $0.01 per share, and on such other terms and conditions set forth herein ("Stock Issuance").

C. As a condition of the Stock Issuance, a portion of the proceeds of the purchase price from the Stock Issuance shall be used to pay certain liabilities and obligations of the Company, all as more specifically set forth herein.

D. In connection with the Stock Issuance, the Shares issued by the Company to the Buyer will be granted registration rights pursuant to the terms and conditions set forth in a certain registration rights agreement between the Company and the Buyer, the form of which is attached hereto as Exhibit A ("Registration Rights Agreement").

E. The execution and delivery of this Agreement, the consummation of the transactions contemplated under this Agreement and the execution and delivery of the Registration Rights Agreement have been duly authorized and approved by the directors of the Company, and no approval of the stockholders of the Company is required with respect to any of the foregoing.

NOW, THEREFORE, in consideration of the above recitals, the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
SALE AND PURCHASE

1.1 Sale and Purchase of Shares; Registration Rights. At the Closing and subject to and upon the terms and conditions of this Agreement, the Company agrees to sell and issue to the Buyer, and the Buyer agrees to purchase from the Company, the Shares. The Shares, when issued, shall have registration rights pursuant to the terms and conditions of the Registration Rights Agreement, which Registration Rights Agreement shall be executed and delivered by the Company and the Buyer at Closing. As of Closing, the Shares shall constitute not less than 96.4% of the issued and outstanding shares of the Company's common stock. The sale and purchase of the Shares contemplated hereunder shall be referred to herein as the "Transaction" or the "Stock Issuance".

1.2 Closing. Unless this Agreement shall have been terminated pursuant to Article VIII hereof, and subject to the satisfaction and waiver of the conditions set forth in Article VI hereof, the closing of the Transaction (the "Closing") shall take place at the offices of the Buyer on a date not later

than three (3) business following the satisfaction or and waiver of the conditions set forth in Article VI hereof or such other date mutually agreeable to the Buyer and the Company (the "Closing Date").

1.3 Purchase Price. The aggregate purchase price for the Shares shall be Two Hundred Seventy-Five Thousand Dollars ($275,000) ("Purchase Price").

1.4 Issuance of Certificates Representing the Shares. At Closing, the Company shall direct and cause the Company's transfer agent to deliver certificate(s) representing the Shares with the restrictive legend under the Securities Act of 1933, as amended ("Securities Act").

1.5 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Buyer with full right, title and possession to the Shares, the Company will take all such lawful and necessary action.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to, and covenants with, the Buyer, as follows:

2.1 Organization and Qualification.

(a) Except as set forth in Schedule 2.1 hereto, the Company is a corporation duly incorporated or organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted by the Company. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being by the Company. The Company is duly qualified to conduct its business in each state and each foreign jurisdiction in which is required to do so. Except as set forth above, the Company has filed each annual corporate or information report ("Annual Report") required to be filed by it in the state of Nevada and in each state and foreign jurisdiction in which it is required to be qualified to do business as a foreign corporation. Complete and correct copies of the articles of incorporation or organization and by-laws (or other comparable governing instruments with different names) (collectively referred to herein as "Charter Documents") of the Company, as amended and currently in effect, and each Annual Report filed by the Company have been heretofore delivered to the Buyer. Except as set forth on Schedule 2.1 hereto, the Company is not in violation of any of the provisions of the Company's Charter Documents.

(b) Minutes of all meetings and consents in lieu of meetings of its Board of Directors (and any committees thereof), similar governing bodies and stockholders ("Corporate Records") in the Company's possession have been heretofore delivered to the Buyer, and such Corporate Records are true and accurate.

(c) The Company has heretofore delivered to the Buyer all records of the ownership, including stock transfer and issuance ledgers and records, of the Company's capital stock maintained by

the transfer agent ("Stock Records") in the Company's possession, and such Stock Records are true and accurate.

2.2 Subsidiaries. The Company has no subsidiaries.

2.3 Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (including the Transaction). The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby (including the Transaction) have been duly and validly authorized by all necessary corporate action on the part of Company (including the approval by its board of directors), and no other corporate proceedings on the part of the Company (including the approval of the Company's stockholders) are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Buyer, constitutes the legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy.

2.4 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company shall not: (i) conflict with or violate the Company's Charter Documents, (ii) conflict with or violate any Legal Requirements to which the Company is bound, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to any Contracts (as defined in Section 2.16) except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on the Company, taken as a whole. For purposes of this Agreement, "Legal Requirements" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined in Section 2.4(b)), and all requirements set forth in applicable Contracts.

(b) The execution and delivery of this Agreement by the Company does, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, filing with, or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "Governmental Entity"), except for applicable requirements, if any, of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("Blue Sky Laws"), and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which the Company is qualified to do business.

2.5 Capitalization.

(a) The authorized capital stock of the Company consists of 50,000,000 shares of common stock, $0.01 par value ("Common Stock") and 1,000,000 shares of preferred stock, $0.01 par value ("Preferred Stock") of which no shares have been designated by the Company's board of directors.

At the close of business on the business day prior to the date hereof:, (i) 1,027,647 shares of the Company's common stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) no shares of the Company's preferred stock were issued and outstanding; (iii) except as set forth on Schedule 2.5 hereto, no options to purchase the Company's common stock were outstanding; (iv) no warrants to purchase shares of the Company's common stock were outstanding; and (v) except as set forth on Schedule 2.5 hereto, no notes, debentures or securities convertible into the Company's common stock are outstanding. All securities of the Company have been issued and granted in compliance with (i) all applicable securities laws and regulations, (ii) all Legal Requirements, and (iii) all requirements set forth in any applicable contracts.

(b) Except as set forth on Schedule 2.5 hereto, (i) there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or to repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement, (ii) there are no lock up agreements or other agreements affecting the transfer of any equity security of any class of the Company, and (iii) there are no bonds, debentures, notes or other indebtedness of the Company issued or outstanding having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of the Company may vote.

(c) Except as contemplated by this Agreement, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan, or other agreement or understanding to which the Company is a party or by which the Company is bound with respect to any equity security of any class of the Company.

(d) The Shares to be issued with respect to the Transaction contemplated under this Agreement shall, when issued, be duly authorized, validly issued, fully paid and nonassessable, shall be free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever ("Liens") and shall have been issued in compliance with all Legal Requirements.

2.6 Compliance. The Company has complied with, are not in violation of, any laws, rules or regulations of any Governmental Entity including, without limitation, any and all applicable securities laws and regulations, environmental laws and regulations, and laws and regulations regarding hazardous and toxic substances and materials, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company.

2.7 Financial Statements; Filings.

(a) The Company has provided to the Buyer a correct and complete copy of the audited financial statements (including, in each case, any related notes thereto) of the Company for the fiscal years ended June 30, 1999, 2001, 2002, 2003 and 2004, complied as to form in all material respects with the published rules and regulations of any applicable Governmental Entity, prepared in accordance with the generally accepted accounting principles of the United States ("U.S. GAAP") applied on a consistent basis throughout the periods involved, audited by a certifying accountant registered with the Public Company Accounting Oversight Board ("PCAOB"), and each fairly presents in all material

respects the financial position of the Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated.

(b) The Company shall provide to the Buyer, prior to the Closing, a correct and complete copy of the audited financial statements (including all related notes thereto) of the Company for the fiscal years ended June 30, 2000, 2005, 2006 and 2007 ("Annual Financial Statements"), and such Annual Financial Statements when delivered shall be complied as to form in all material respects with the published rules and regulations of any applicable Governmental Entity, prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved, audited by a certifying accountant registered with the PCAOB, and each shall fairly present in all material respects the financial position of the Company at the date thereof and the results of its operations and cash flows for the periods indicated.

(c) The Company shall provide to the Buyer, prior to the Closing, a correct and complete copy of the unaudited financial statements (including all related notes thereto) of the Company for the fiscal quarters ended September 30, 2006, December 31, 2006, March 31, 2007 and September 30, 2007 ("Interim Financial Statements"), and such Interim Financial Statements shall be complied as to form in all material respects with the published rules and regulations of any applicable Governmental Entity, prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved, reviewed by a certifying accountant registered with the PCAOB, and shall each fairly present in all material respects the financial position of the Company at the date thereof and the results of its operations and cash flows for the periods indicated.

(d) On August 4, 1987, the Company filed Form 15-12G ("Form 15") to withdraw the registration of its common stock under the Exchange Act, the Form 15 was true, accurate and complete, and the Company did not receive any notice or comment from the SEC with respect thereto. Accordingly, none of the Company's securities are currently registered under Section 12(g) of the Exchange Act.

2.8 No Liabilities. Except as set forth in Schedule 2.8 hereto and except for the obligations of the Company under the Registration Rights Agreement, the Company has no Liabilities. For purposes of this Agreement, "Liability" or "Liabilities" shall mean all debts, liabilities and obligations, direct, indirect, absolute or contingent of the Company, whether accrued, vested or otherwise, whether known or unknown and whether or not reflected, or required in accordance with U.S. GAAP to be reflected, in the Company's balance sheet. The proceeds of the Purchase Price (not to exceed $200,000) will be sufficient to pay and satisfy in full, at Closing, all Liabilities set forth on Schedule 2.8 hereto ("Scheduled Liabilities").

2.9 Absence of Certain Changes or Events. Since June 30, 2004, there has not been: (i) any Material Adverse Effect on the Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company's capital stock, or any purchase, redemption or other acquisition of any of the Company's capital stock or any other securities of the Company or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of the Company's capital stock, (iv) any granting by the Company of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, (v) any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP, (vi) any change in the auditors of the Company, (vii) any issuance of capital stock of the Company, or (vii) any revaluation by the Company of any of their respective assets, other than in the ordinary course of business.

2.10 Litigation. Except as set forth in Schedule 2.10 hereto, there are no claims, suits, actions or proceedings (at law or in equity) pending or threatened against the Company, before any Governmental Entity or arbitrator (including, without limitation, any allegation of criminal conduct or a violation of the Racketeer and Influenced Corrupt Practices, as amended), and the Company is not subject to any outstanding order, writ, judgment, injunction, order, decree or arbitration order. There are no suits, actions, claims, proceedings pending or threatened, seeking to prevent, hinder, modify or challenge the transactions contemplated under this Agreement.

2.11 Employee Benefit Plans.

(a) The Company does not have in place any arrangement or policy (written or oral) providing for insurance coverage, workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, severance or termination benefits, retirement or deferred compensation, profit sharing, bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which is maintained or administered by the Company, or to which the Company contributes, and which covers any employee or former employee of the Company or under which the Company has any liability, including any "employee welfare benefit plan," "employee benefit plan" and "employee pension benefit plan" as defined under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

(b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director, employee or consultant of the Company.

2.12 Labor Matters. The Company is not a party to any collective bargaining agreements or labor union contract. There are no strikes or labor disputes or lawsuits, unfair labor or unlawful employment practice charges, contract grievances or similar actions pending or threatened by any of the employees, former employees or employment applicants of the Company. The Company has not had any employees, and has not paid any compensation of any kind to any employees, since prior to June 30, 2000.

2.13 Restrictions on Business Activities. There is no agreement, commitment, judgment, injunction, order or decree binding upon Company or to which Company is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of property by the Company or the current or future conduct of business by the Company.

2.14 Taxes.

(a) Definition of Taxes. For the purposes of this Agreement, "Tax" or "Taxes" refers to any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

(b) Tax Returns and Audits.

(i) the Company has timely filed all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes ("Returns") required to be filed by the Company with any Tax authority prior to the date hereof, except such Returns which are not material to the Company and except for income tax returns for the Company's fiscal years ended June 30, 1999, 2000, 2001, 2002, 2003, 2004, 2005, 2006 and 2007 ("Income Tax Returns"). The Income Tax Returns shall be completed and filed prior to Closing and each such return shall show no Taxes due. All such Returns, including the Income Tax Returns when filed, are true, correct and complete in all material respects. The Company has paid all Taxes shown to be due on such Returns.

(ii) All Taxes that the Company is required by law to withhold or collect have been duly withheld or collected, and have been paid over to the proper governmental authorities.

(iii) The Company has not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(iv) No audit or other examination of any Return of the Company by any Tax authority is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

(v) No adjustment relating to any Returns filed by the Company has been proposed in writing, formally or informally, by any Tax authority to the Company or any representative thereof.

(vi) The Company has no liability for any Taxes for its current fiscal year, whether or not such Taxes are currently due and payable.

2.15 No Brokers; Third Party Expenses. Neither the Neither company nor the principals of the Company have incurred, nor will they incur, directly or indirectly, any liability for brokerage commissions in connection with this Agreement or any transaction contemplated hereby.

2.16 Agreements, Contracts and Commitments. Except as set forth in Schedule 2.16, (a) there are no written employment agreements, termination or severance agreements, or consulting agreements with the current or former officers, directors, employees or consultants of the Company and to which the Company is a party; (b) the Company is not a party to and is not bound by any commitment, agreement or other instrument which contemplates payment of any monies or which is otherwise material to the operations, assets or financial condition of the Company, including but not limited to any royalty, franchising fees, or any other fee based on a percentage of revenues or income; (c) the Company is not a party to and is not bound by any commitment, agreement or instrument which limits the freedom of the Company to compete in any line of business or with any Person; and (d) the Company is not in default in any material respect under any material lease, contract, mortgage, indentures, note, deed of trust, loan agreement, bond, guaranty, liens, license, permit, franchise, purchase orders, sales orders, arbitration awards, judgments, decrees, orders, documents, instruments, understandings and commitments, or other instrument or obligation of any kind, whether written or oral. True, correct and complete copies of each contract, commitment, agreement, obligation or instrument to which the Company is currently a party or bound under (or written summaries in the case of oral contracts) have been heretofore delivered to the Buyer.

2.17 Interested Party Transactions. Except as set forth on Schedule 2.17 hereto, no employee, officer, director or 5% or more stockholder of the Company or a member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other employee benefits made generally available to all employees, and all of such transactions have been fully and properly disclosed in the Annual Financial Statements.

2.18 Pink Sheet Quotation. The Company's common stock is quoted on the "pink sheets' quotation system maintained by Pink Sheets, LLC under the name Solar Group, Inc., the former name of the Company. There is no action or proceeding pending or, to Company's knowledge, threatened against the Company by NASDAQ or the National Association of Securities Dealers ("NASD") with respect to any intention by such entities to prohibit or terminate the quotation of the Company's Common Stock on the "pink sheets." There is no action pending or threatened, to Company's knowledge, by any market maker in the Company's common stock to discontinue their market making activities with respect thereto.

2.19 Investment Company Act. The Company is not an "investment company" or an "affiliated person" of or "promoter" or "principal underwriter" or an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, nor is the Company otherwise subject to regulation thereunder. The Company is not a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

2.20 Bankruptcy and Criminal Proceedings. Neither the Company nor any of its officers, directors, affiliates, promoters have, during the last five years, been subject to or suffered any of the following:

(a) a petition under the Federal bankruptcy laws or any other insolvency or moratorium law or has a receiver, fiscal agent or similar officer been appointed by a court for such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

(b) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated or driving under the influence);

(c) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring suspending or otherwise limiting such person's involvement in any type of business, securities or banking activities; or

(d) been found guilty by a court of competent jurisdiction in a civil action or by the U.S. Securities and Exchange Commission ("SEC"), the Commodity Futures Trading Commission ("CFTC") or state securities regulators and commissions to have violated any federal or state securities or commodities law, regulation or decree and the judgment in such civil action or finding by the SEC, CFTC or state securities regulators or commissions has not been subsequently reversed, suspended or vacated.

2.21 Assets; Properties and Insurance. At Closing, the Company will not have any assets, whether tangible or intangible, will not own any real or personal property and will not maintain any insurance of any kind.

2.22 Environmental Matters. The Company: (a) has not received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that it is responsible for the correction or cleanup of any condition resulting from a violation of any law, ordinance or other governmental regulation regarding environmental matters; (b) has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any real property owned or leased by it, or owned or controlled by it as a trustee or fiduciary (collectively, the "Properties"), in any manner that violates or, after the lapse of time may violate, any presently existing federal, foreign, regional, state or local law or regulation governing or pertaining to such substances and materials; and (c) has no knowledge that, during its ownership or lease of such Properties, any of such Properties has been operated in any manner that violated any applicable federal, foreign, regional, state or local law or regulation governing or pertaining to toxic or hazardous substances and materials.

2.23 Intellectual Property. There are no arrangements relating to the use by the Company of any intellectual property owned by another Person, and the Company has not at any time been in breach of such arrangements. The Company has not granted and is not obligated to grant a license, assignment or other right with respect to any intellectual property.

2.24 Representations and Warranties Complete. The representations and warranties of the Company included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE BUYER

Buyer represents and warrants to, and covenants with, the Company, as follows:

3.1 Organization. The Buyer is a limited liability company duly organized and validly existing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by the Buyer to be conducted.

3.2 Authority Relative to this Agreement. The Buyer has full power and authority to: (i) execute, deliver and perform this Agreement, and each ancillary document which the Buyer has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out the Buyer's obligations hereunder and thereunder and, to consummate the transactions contemplated hereby (including the Transaction). The execution and delivery of this Agreement and the consummation by the Buyer of the transactions contemplated hereby (including the Transaction) have been duly and validly authorized by all necessary action on the part of the Buyer (including the approval by its Board of Managers), and no other proceedings on the part of the Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Buyer and, assuming the due authorization, execution and delivery thereof by the Company, constitutes the legal and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy.

3.3 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by the Buyer does not, and the performance of this Agreement by the Buyer, shall not: (i) conflict with or violate the Buyer's certificate of organization or operating agreement, or (ii) subject to obtaining the adoption of this Agreement and the Transaction by the Board of Managers, conflict with or violate any laws or regulations.

(b) The execution and delivery of this Agreement by the Buyer does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for applicable requirements, if any, of the Exchange Act and the rules and regulations thereunder.

3.4 Brokers. The Buyer has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.5 Approval. The Board of Managers of the Buyer has, as of the date of this Agreement, unanimously declared the advisability of the Transaction and approved this Agreement and the transactions contemplated hereby.

3.6 Acquisition of Shares for Investment. The Buyer is an "accredited investor," as such term is defined in Section 2(15) of the Securities Act and Rule 501 of Regulation D promulgated thereunder, the Buyer is purchasing the Shares for the Buyer's own account, solely for investment purposes, and not with a view to, or for resale in connection with, any distribution thereof or with any present intention of distributing or selling any of the Shares, except as allowed by the Securities Act, or any rules and regulations promulgated thereunder. The Buyer understands and agrees that the Shares being acquired pursuant to this Agreement have not been registered under the Securities Act or under any applicable state securities laws and may not be sold, pledged, assigned, hypothecated or otherwise transferred ("Transfer"), except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act, the availability of which shall be established to the satisfaction of the Company at or prior to the time of Transfer. The Buyer acknowledges that it may have to bear the economic risk of its investment in the Shares for an indefinite period of time since the Shares have not been registered under the Securities Act and therefore cannot be sold unless the Shares are subsequently registered or an exemption from registration is available. The Buyer has received and reviewed such information concerning the Company as it deems necessary to evaluate the risks and merits of its investment in the Company. The Buyer has such knowledge and experience in financial matters as to be capable of evaluating the merits and risks of an investment in the Shares. The sale of the Shares to the Buyer is being made without any public solicitation or advertisements.

3.7 Bankruptcy and Criminal Proceedings. Neither the Buyer nor its managers, affiliates, promoters have, during the past five years, been subject to or suffered any of the following:

(a) a petition under the Federal bankruptcy laws or any other insolvency or moratorium law or has a receiver, fiscal agent or similar officer been appointed by a court for such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

(b) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated or driving under the influence);

(c) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring suspending or otherwise limiting such person's involvement in any type of business, securities or banking activities; or

(d) been found guilty by a court of competent jurisdiction in a civil action or by the U.S. Securities and Exchange Commission ("SEC"), the Commodity Futures Trading Commission ("CFTC") or state securities regulators and commissions to have violated any federal or state securities or commodities law, regulation or decree and the judgment in such civil action or finding by the SEC, CFTC or state securities regulators or commissions has not been subsequently reversed, suspended or vacated.

3.8 Representations and Warranties Complete. The representations and warranties of the Buyer included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

ARTICLE IV
CONDUCT PRIOR TO THE EFFECTIVE TIME

During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Company, except to the extent that the Buyer shall otherwise consent in writing, shall carry on its business in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve substantially intact its present business organization.

ARTICLE V
ADDITIONAL AGREEMENTS

5.1 Payment of Company Closing Obligations. At Closing, the Company shall pay the Scheduled Liabilities from the proceeds of the Purchase Price at Closing (not to exceed $200,000).

5.2 Resignations and Appointments of Company's Officers and Directors. Upon execution of this Agreement by the parties, the Company shall deliver to the Buyer resignations, in a form and substance acceptable to the Buyer, providing for the resignation of all of the current directors and officers of the Company (the "Resignations") and appointing Kevin R. Keating as the sole director of the Company (the "Appointment"). For purposes of this Agreement, the term "Change of Control" means actions contemplated by the Resignations and the Appointment.

5.3 Undertaking by Company Accountants. At or prior to Closing, the Company shall obtain, and deliver to the Buyer, an undertaking from Chisholm, Bierwolf & Nilson, LLC, a registered public accounting firm ("Accountant"), in a form and substance satisfactory to the Buyer, providing that: (i) the Accountant agrees to an engagement with Company to serve as its registered public accounting firm following the Closing for purposes of auditing the Company's financial statements for the fiscal

years ended June 30, 2008 and of reviewing the quarterly financial statements for the fiscal quarters ended December 31, 2007 and March 31, 2008, at rates acceptable to the Buyer, (ii) the Accountant is willing to act as the Company's registered public accounting firm for ongoing reporting requirements under the Exchange Act including, without limitation, the filing of Forms 10-QSB and 10-KSB, at the rates and charges acceptable to the Buyer, (iii) the Accountant is duly registered with the U.S. Public Company Accounting Oversight Board ("PCAOB"), and (iv) the Accountant shall provide its consent to the use of its audited financial statements and accompanying report in any regulatory filing by the Company prior to or following the Closing including, without limitation, the Company's Form 10-SB to be filed by the Company following the Closing ("Undertaking").

5.4 Compliance Matters. Prior to and as a condition of the Closing, the Company shall: (i) prepare and have audited by the Accountant the Annual Financial Statements, (ii) prepare and have reviewed by the Accountant the Interim Financial Statements, (iii) provide the Buyer with any information required to be included by the Company in a Form 10-SB to be filed by the Company following the Closing, (iv) have the Tax Returns prepared by the Accountant and have filed the same, (v) prepare and file the annual report for the State of Nevada which was due March 1, 2007 and pay the annual and late fees related thereto, (vi) pay the Company's registered agent in Nevada for statutory representation fees for 2007, and (vii) deliver to the Buyer the audited financial statements of the Company for the fiscal year ended June 30, 2000 (collectively, the "Compliance Matters").

5.5 Other Actions; Due Diligence Schedule. The Buyer and the Company shall cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable laws to consummate the Transaction and the other transactions contemplated hereby, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings, and obtaining as soon as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Transaction or any of the other transactions contemplated hereby.

5.6 Confidentiality; Access to Information. Each party agrees to maintain and hold in strict confidence any material, non-public information provided by any other party in connection with transactions contemplated hereunder. The Company shall afford the Buyer and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of the Company and its Subsidiaries during the period prior to the Closing to obtain all information concerning the business, including financial condition, properties, results of operations and personnel of the Company and its Subsidiaries, as the Buyer may reasonably request. No information or knowledge obtained by the Buyer in any investigation pursuant to this Section 5.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

5.7 No Solicitation. Other than with respect to the Transaction, the Company agrees that it shall not, and shall direct and use its reasonable best efforts to cause its officers, directors, employees, representatives, agents, or affiliates (including, but not limited to any investment banker, attorney, or accountant retained by the Company) to, directly or indirectly, solicit, knowingly encourage, initiate discussions or negotiations with, or knowingly provide any nonpublic information to, any corporation, partnership, person, or other entity or group concerning any proposed Alternative Transaction (as defined below), or otherwise knowingly facilitate any effort or attempt to make or implement an Alternative Transaction. For purposes of this Agreement, the term "Alternative Transaction" shall mean any of the following involving the Company or any subsidiary: (i) any tender offer, exchange offer, merger, consolidation, share exchange, business combination or similar transaction involving capital stock of the

Company; (ii) any transaction or series of related transactions pursuant to which any person or entity (or its shareholders), (a "Third Party") acquires shares (or securities exercisable for or convertible into shares) representing more that 20% of the outstanding shares of any class of capital stock of the Company; or (iii) any sale, lease, exchange, licensing, transfer or other disposition pursuant to which a Third Party acquires control of more than 20% of the assets (including, but not limited to, intellectual property assets) of the Company (determined by reference to the fair market value of such assets), in a single transaction or series of related transactions. The Company shall immediately terminate all discussions with Third Parties concerning any proposed Alternate Transaction, and will request that such Third Parties promptly return any confidential information furnished by the Company in connection with any proposed Alternative Transaction.

5.8 Public Disclosure. The Buyer and the Company shall consult with each other and agree in writing before issuing any press release or otherwise making any public statement with respect to the Transaction or this Agreement and will not issue any such press release or make any such public statement prior to such consultation.

5.9 Business Records. Prior to and as a condition of the Closing, the Company shall deliver to Buyer all records and documents relating to the Company, wherever located, including, without limitation, books, records, supplier and customer lists and files, government filings, the Returns, consent decrees, orders, and correspondence, financial information and records, electronic files containing any financial information and records, and other documents used in or associated with the Company ("Business Records").

5.10 Ownership Records; Transfer Agent Undertaking. Prior to and as a condition of the Closing, the Company shall deliver to Buyer a full and complete listing of all stockholders of the Company, dated within three (3) business days prior to Closing, from and certified by the Company's transfer agent showing the name and address of each stockholder, the number of shares owned by each stockholder, and the certificate number and issue dates for the shares owned by each stockholder ("Stockholder List"). At or prior to Closing, the Company shall obtain, and deliver to the Buyer, an undertaking from the transfer agent, in a form and substance satisfactory to the Buyer, stating the amount of any and all fees and charges owed to the transfer agent by the Company for services rendered prior to Closing together with a copy of the current agreement in place between the Company and the transfer agent ("Transfer Agent Undertaking").

ARTICLE VI
CONDITIONS TO THE TRANSACTION

6.1 Conditions to Obligations of Each Party to Effect the Transaction. The respective obligations of each party to this Agreement to effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Transaction illegal or otherwise prohibiting consummation of the Transaction, substantially on the terms contemplated by this Agreement. All waiting periods, if any, under any law in any jurisdiction in which the Company or the Buyer has material operations relating to the transactions contemplated hereby will have expired or terminated.

6.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate and effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

(a) Representations and Warranties. Each representation and warranty of the Buyer contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date. The Company shall have received a certificate with respect to the foregoing signed on behalf of the Buyer by an authorized manager of the Buyer ("Buyer Closing Certificate").

(b) Agreements and Covenants. The Buyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of the Buyer) does not, or will not, constitute a Material Adverse Effect with respect to the Buyer taken as a whole, and the Company shall have received the Buyer Closing Certificate to such effect.

(c) Other Deliveries. At or prior to Closing, the Buyer shall have delivered to the Company: (i) the resolutions by the Buyer's board of managers approving this Agreement and the transactions contemplated hereunder, (ii) the duly executed Registration Rights Agreement, and (iii) such other documents or certificates as shall reasonably be required by the Company and its counsel in order to consummate the transactions contemplated hereunder. At or prior to the Closing, the Buyer shall have delivered the Purchase Price to the Company, and the proceeds thereof shall be handled and disbursed in accordance with Section 5.1 hereof.

6.3 Additional Conditions to the Obligations of the Buyer. The obligations of the Buyer to consummate and effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Buyer:

(a) Representations and Warranties. Each representation and warranty of the Company contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing. The Buyer shall have received a certificate with respect to the foregoing signed on behalf of the Company with respect to the warranties and representations made by the Company under this Agreement ("Company Closing Certificate").

(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by the Company at or prior to the Closing Date except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of the Company) does not, or will not, constitute a Material Adverse Effect on the Company, and the Buyer shall have received the Closing Certificate to such effect.

(c) Contracts. The Company shall have delivered to the Buyer written instruments evidencing that all agreements, contracts and commitments under which the Company is a party or under which the Company has any obligations have been cancelled or terminated without any further liability to the Company including, without limitation, the termination of the Company's engagement with its existing transfer agent and its existing legal counsel under terms and conditions acceptable to the Buyer.

(e) Creditor Settlements. The Company and Leon Leibovich have executed and delivered to the Buyer a certain Settlement and Release Agreement on terms and conditions acceptable to the Buyer.

(f) Judgment Creditor. The Company shall have paid, satisfied or settled all matters related to the action filed in Nevada District Court, Clark County on August 7, 2007 captioned Benchmark Capital, LLC vs. Forex365, Inc., formerly known as Solar Group, Inc., Leon Leibovich and Does I-XV including, without limitation, the default judgment filed against the Company in such matter on October 31, 2007, all on terms and conditions acceptable to the Buyer.

(g) Corporate Matters; Compliance Matters. The Company shall have delivered to the Buyer a certified copy of the Company's certificate of incorporation, with any amendments thereto, a certified copy of the Company's bylaws, with any amendments thereto, a certificate of good standing in the State of Nevada. All of the Compliance Matters have been completed to the satisfaction of the Buyer. The Stockholder List shall show that less than 100 stockholders of record have an address shown in the State of Nevada.

(h) Other Deliveries. At or prior to Closing, the Company shall have delivered to the Buyer: (i) the resolutions by the Company's board of directors approving this Agreement and the transactions contemplated hereunder, (ii) the duly executed Registration Rights Agreement, (iii) the Stockholder List, the Business Records, the Transfer Agent Undertaking and the Undertaking, and (iv) such other documents or certificates as shall reasonably be required by the Buyer and its counsel in order to consummate the transactions contemplated hereunder. At or prior to the Closing, the Company shall have caused the certificates representing the Shares to be delivered to the Buyer.

ARTICLE VII

SURVIVAL

All representations, warranties, agreements and covenants contained in or made pursuant to this Agreement, or any Schedule hereto or thereto or any certificate delivered at the Closing, shall not survive the Closing, and no claims by virtue of the breach such representations, warranties, agreements and covenants shall be made by the parties hereto after the Closing. Notwithstanding anything contained in this Article to the contrary, the provisions of this Article shall not be applicable to any indemnification agreement that that the Company may separately enter into with any other parties with respect to the Company's representations, warranties, agreements and covenants contained in or made pursuant to this Agreement, or any Schedule hereto or thereto or any certificate delivered at the Closing.

ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written agreement of the Buyer and the Company;

(b) by either the Buyer or the Company if the Transaction shall not have been consummated for any reason by January 31, 2008 or such other date mutually agreeable to the Buyer and the Company; or

(c) by either the Buyer or the Company if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction, which order, decree, ruling or other action is final and nonappealable.

8.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 8.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and the Transaction shall be abandoned, except (i) as set forth in this Section 8.2, Section 8.3 and Article IX (General Provisions), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any intentional or willful breach of this Agreement.

8.3 Fees and Expenses. Except as otherwise provided herein, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Transaction is consummated. Notwithstanding the foregoing, in the event this Agreement is terminated by the Company or the Buyer in accordance with Section 8.1 hereof, the Company will cause the resignation of the then current directors of the Company and the appointment of Leon Leibovich as the sole director, provided, however, that such resignations and appointments shall only be made if Leon Leibovich has repaid in full the Bridge Loan, as more specifically discussed in Schedule 2.9 hereof, within ten (10) days following the termination of this Agreement.

8.4 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the Buyer and the Company.

8.5 Extension; Waiver. At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

ARTICLE IX
GENERAL PROVISIONS

9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

(a) if to the Buyer, to:

KIG Investors II, LLC
Attn: Timothy J. Keating, Manager
5251 DTC Parkway, Suite 1090
Denver, Colorado 80111

(720) 889-0135 fax

(b) if to the Company (prior to the Resignations and Appointments), to:

Forex365, Inc.
Attn: Leon Leibovich, CEO
276 Park Avenue
Highland Park, IL 60035

(c) if to the Company (after the Resignations and Appointments), to:

Forex365, Inc.
Attn: Kevin R. Keating, CEO
936A Beachland Boulevard, Suite 13
Vero Beach, FL 32963
(772) 231-5947 fax

9.2 Interpretation.

(a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity.

(b) For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), revenues, financial condition or results of operations of such entity and its Subsidiaries, if any, taken as a whole (it being understood that neither of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: (a) changes attributable to the public announcement or pendency of the transactions contemplated hereby, (b) changes in general national or regional economic conditions or (c) changes affecting the industry generally in which the Company or the Buyer operates).

(c) For purposes of this Agreement, the term "Person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

(b) For purposes of this Agreement, all monetary amounts set forth herein are referenced in United States dollars, unless otherwise noted.

9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood

that all parties need not sign the same counterpart. Facsimile and electronic signatures to this Agreement by the parties shall be accepted and shall be treated as original signatures hereto.

9.4 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as specifically provided in this Agreement).

9.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.6 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, USA, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

9.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

9.9 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the first sentence of this Section 9.9, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.10 Arbitration. Any disputes or claims arising under or in connection with this Agreement or the transactions contemplated hereunder shall be resolved by binding arbitration. Notice of a demand to arbitrate a dispute by either party shall be given in writing to the other at their last known address. Arbitration shall be commenced by the filing by a party of an arbitration demand with the American Arbitration Association ("AAA") in its office in Chicago, Illinois, USA. The arbitration and resolution of the dispute shall be resolved by a single arbitrator appointed by the AAA pursuant to AAA rules. The arbitration shall in all respects be governed and conducted by applicable AAA rules, and any award and/or decision shall be conclusive and binding on the parties. The arbitration shall be conducted in

Chicago, Illinois. The arbitrator shall supply a written opinion supporting any award, and judgment may be entered on the award in any court of competent jurisdiction. Each party shall pay its own fees and expenses for the arbitration, except that any costs and charges imposed by the AAA and any fees of the arbitrator for his services shall be assessed against the losing party by the arbitrator. In the event that preliminary or permanent injunctive relief is necessary or desirable in order to prevent a party from acting contrary to this Agreement or to prevent irreparable harm prior to a confirmation of an arbitration award, then either party is authorized and entitled to commence a lawsuit solely to obtain equitable relief against the other pending the completion of the arbitration in a court having jurisdiction over the parties. All rights and remedies of the parties shall be cumulative and in addition to any other rights and remedies obtainable from arbitration.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

KIG Investors II, LLC

By: ______________________________
Timothy J. Keating, Manager

Forex365, Inc.

By: ______________________________
Leon Leibovich, CEO

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

KIG Investors II, LLC

By: ______________________________
Timothy J. Keating, Manager

Forex365, Inc.

By: ______________________________
Leon Leibovich, CEO

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

KIG Investors II, LLC

By: ______________________________
Timothy J. Keating, Manager

Forex365, Inc.

By: ______________________________
Leon Leibovich, CEO

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

KIG Investors II, LLC

By: ______________________________
Timothy J. Keating, Manager

Forex365, Inc.

By: ______________________________
Leon Leibovich, CEO

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

KIG Investors II, LLC

By: ______________________________
Timothy J. Keating, Manager

Forex365, Inc.

By: ______________________________
Leon Leibovich, CEO

Index of Exhibits

Exhibit A – Registration Rights Agreement

<u>Schedules</u>

Disclosure Schedules by the Company

Exhibit A – Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of this _____ day of ___________, 2007, by and among Forex365, Inc. f/k/a Solar Group, Inc., a Nevada corporation (the "Company"), and KIG Investors II, LLC, a Delaware limited liability company ("Holder").

A. The Company has issued a total of 27,500,000 shares of common stock, par value $0.01 per share ("Shares") to the Holder for a purchase price of $275,000.

B. As partial consideration for the Holder's purchase of the Shares, the Company agreed to grant to the Holder the registration rights set forth herein.

C. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the respective meanings set forth in Section 11 hereof.

NOW, THEREFORE, in consideration of the above premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Holder hereby agree as follows:

1. Registration.

(a) Demand Registration Rights. Commencing on the date that is thirty (30) days after the date the Company completes a business combination with a private company in a reverse merger or reverse take-over transaction ("Reverse Merger"), the Holder shall have a separate one-time right, by written notice to the Company, signed by the Holder ("Demand Notice"), to request the Company to register for resale all of the Registrable Securities included by the Holder in the Demand Notice ("Demand Registration Right") under and in accordance with the provisions of the Securities Act for an offering to be made on a continuous basis pursuant to Rule 415 by filing with the Commission a Registration Statement covering the resale of such Registrable Securities ("Demand Registration Statement"). The Demand Registration Statement required hereunder shall be filed on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, then such Registration Statement will be on Form S-1, Form SB-2, or such other appropriate form) by the applicable Filing Date. The Demand Registration Statement required hereunder shall contain the Plan of Distribution, attached hereto as Exhibit A (which may be modified to respond to comments, if any, received by the Commission). The Company shall cause the Demand Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof and shall keep the Demand Registration Statement continuously effective under the Securities Act until the earlier of (i) two years after its Effective Date, (ii) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Holder, or (iii) such time as all of the Registrable Securities covered by such Registration Statement may be sold by the Holder pursuant to Rule 144(k), or Rule 144 without regard to the volume limitations for sales as provided in that regulation, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected Holder ("Effectiveness Period"). By 5:00 p.m. (New York City time) on the business day immediately following the Effective Date of such Registration Statement, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final Prospectus to be used in connection with sales pursuant to such Registration Statement (whether or not such filing is technically required under such Rule).

(b) Restrictions on Demand Registration. The Company may postpone for up to thirty (30) days the filing or the effectiveness of a Demand Registration Statement if the Company reasonably determines that such Demand Registration Statement would have a material adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction; provided, however, that in such event, the Holder shall be entitled to withdraw such request and, if such request is withdrawn, such request for demand registration shall not count as a request for demand registration under Section 1(a) above and the Company shall pay all Registration Expenses in connection with such registration. The Company may delay the filing or effectiveness of a Demand Registration Statement hereunder only once in any twelve-month period.

(c) Continuing Demand Registration Rights. If all of the Registrable Securities to be included in the Demand Registration Statement filed pursuant to Section 1(a) cannot be so included due to Commission Comments, and there is not an effective Registration Statement otherwise covering the Registrable Securities, then the Company shall prepare and file by the applicable Filing Date for such Registration Statement(s), such number of additional Registration Statements as may be necessary in order to ensure that all Registrable Securities are covered by an existing and effective Registration Statement. Accordingly, for example, if shares included in an initial Registration Statement filed under Section 1(a) are removed from such Registration Statement filed under Section 1(a) due to Commission Comments and Commission Comments again require shares to be removed for such newly filed Registration Statement under this Section 1(c), then the Company will prepare and file additional Registration Statements until such time as all such required shares are covered by effective Registration Statements. Any Registration Statements to be filed under this Section shall be for an offering to be made on a continuous basis pursuant to Rule 415, on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, then such Registration Statement will be on Form S-1, Form SB-2, or such other appropriate form). Such Registration Statements shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the "Plan of Distribution" attached hereto as Exhibit A. The Company shall cause such Registration Statements to be declared effective under the Securities Act as promptly as possible after the filing thereof and shall keep such Registration Statements continuously effective under the Securities Act during the Effectiveness Period. By 5:00 p.m. (New York City time) on the business day immediately following the Effective Date of such Registration Statement, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final Prospectus to be used in connection with sales pursuant to such Registration Statement (whether or not such filing is technically required under such Rule).

(d) Piggyback Registrations Rights. At any time there is not an effective Registration Statement covering the Registrable Securities, and the Company shall determine to prepare and file with the Commission a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to the Holder a written notice of such determination at least twenty (20) days prior to the filing of any such Registration Statement and shall automatically include in such Registration Statement all Registrable Securities for resale and offer on a continuous basis pursuant to Rule 415; provided, however, that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company determines for any reason not to proceed with such registration, the Company will be relieved of its obligation to register any Registrable Securities in connection with such registration, (ii) in case of a determination by the Company to delay registration of its securities, the Company will be permitted to delay the registration of Registrable Securities for the same period as the delay in registering such other securities, (iii) each Holder is subject

to confidentiality obligations with respect to any information gained in this process or any other material non-public information he, she or it obtains, (iv) each Holder is subject to all applicable laws relating to insider trading or similar restrictions; and (v) if all of the Registrable Securities of the Holder cannot be so included due to Commission Comments, then the Company may reduce the number of the Holder's Registrable Securities covered by such Registration Statement to the maximum number which would enable the Company to conduct such offering in accordance with the provisions of Rule 415. The Holder shall be entitled to include all Registrable Securities for resale in the Registration Statement filed by the Company in connection with a public offering of equity securities by the Company after the date of this Agreement (the "Initial Registration Statement"), pursuant to Rule 415, so long as (1) such shares shall not be included as part of the underwritten offering of primary shares by the Company, unless the Company and underwriter agree to allow the inclusion of such Registrable Shares as part of the underwritten offering and, in such event, the Holder elects to include the Registrable Securities in the underwriting subject to an allocation among all holders of registration rights in the manner set forth in Section 1(e) hereof, (2) the underwriter approves the inclusion of such Registrable Securities in such Initial Registration Statement, subject to customary underwriter cutbacks applicable to all holders of registration rights, (3) the Holder shall enter into the underwriters' form of lockup agreement as and to the extent requested by the underwriters, which may require that all of the Registrable Securities held by the Holder not be sold or otherwise transferred without the consent of the underwriters for a period not to exceed 180 days from the closing of the offering contemplated by the Initial Registration Statement, and (4) if all of the Registrable Securities of the Holder cannot be so included due to Commission Comments, then the Company may reduce the number of the Holder's Registrable Securities covered by such Registration Statement to the maximum number which would enable the Company to conduct such offering in accordance with the provisions of Rule 415. The Company shall cause any Registration Statement filed under this Section 1(d) to be declared effective under the Securities Act as promptly as possible after the filing thereof and shall keep such Registration Statement continuously effective under the Securities Act during the Effectiveness Period. By 5:00 p.m. (New York City time) on the business day immediately following the Effective Date of such Registration Statement, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final Prospectus to be used in connection with sales pursuant to such Registration Statement (whether or not such filing is technically required under such Rule).

(e) Cutback Provisions. In the event all of the Registrable Securities of the Holder cannot be included in a Registration Statement under Sections 1(a), 1(c) or 1(d) hereof due to Commission Comments or underwriter cutbacks, then the Company, unless otherwise prohibited by the Commission, shall cause the Registrable Securities of the Holder to be included in such Registration Statement to be reduced pro rata based on the number of registrable securities held by all holders of registration rights as of the date immediately preceding the Reverse Merger.

(f) Termination of Registration Rights. The registration rights afforded to the Holder under this Section 1 shall terminate on the earliest date when all Registrable Securities of the Holder either: (i) have been publicly sold by the Holder pursuant to a Registration Statement, (ii) have been covered by an effective Registration Statement which has been effective for an aggregate period of twelve (12) months (whether or not consecutive), or (iii) may be sold by the Holder pursuant to Rule 144(k), or Rule 144 without regard to the volume limitations for sales as provided in that regulation, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected Holder.

2. Registration Procedures. Whenever any Registrable Securities are to be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall have the following obligations:

(a) The Company shall prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective.

(b) The Company shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements to a Registration Statement and the Prospectus used in connection with such Registration Statement, which Prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Effectiveness Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement by reason of the Company filing a report on Form 10-QSB, Form 10-KSB or any analogous report under the Securities Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the Commission on the same day on which the Securities Exchange Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

(c) The Company shall furnish to each seller of Registrable Securities in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the Commission at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by such seller, all exhibits and each preliminary Prospectus, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the Prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such seller may reasonably request) and (iii) such other documents, including copies of any preliminary or final Prospectus, as such seller may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such seller.

(d) The Company shall use its best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by any seller of the Registrable Securities covered by a Registration Statement under such other securities or "blue sky" laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Effectiveness Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Effectiveness Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.

(e) The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Holder of any Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(f) The Company shall notify the Holder in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 2(r), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to the Holder (or such other number of copies as the Holder may reasonably request).

(g) The Company shall promptly notify the Holder in writing (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Holder by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related Prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(h) If the Holder is required under applicable securities laws to be described in a Registration Statement as an underwriter, at the reasonable request of such Holder, the Company shall furnish to such Holder, on the date of the effectiveness of such Registration Statement and thereafter from time to time on such dates as the Holder may reasonably request (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Holder, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Holder.

(i) If the Holder is required under applicable securities laws to be described in a Registration Statement as an underwriter, then at the request of such Holder in connection with such Holder's due diligence requirements, the Company shall make available for inspection by (i) the Holder, (ii) the Holder's legal counsel, and (iii) one firm of accountants or other agents retained by the Holder (collectively, the "Inspectors"), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to the Holder) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge. Each Holder agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and the Holder) shall be deemed to limit the Holder's ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

(j) The Company shall hold in confidence and not make any disclosure of information concerning the Holder provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Holder and allow the Holder, at the Holder's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(k) The Company shall use its best efforts either to (i) cause all of the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all of the Registrable Securities covered by a Registration Statement on The NASDAQ Global Market, The NASDAQ Capital Market or the American Stock Exchange, or (iii) if, despite the Company's best efforts to satisfy, the preceding clauses (i) and (ii) the Company is unsuccessful in satisfying the preceding clauses (i) and (ii), to secure the inclusion for quotation on the Over-the-Counter Bulletin Board for such Registrable Securities and, without limiting the generality of the foregoing, to use its best efforts to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 2(k).

(l) The Company shall cooperate with the Holder who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Holder may reasonably request and registered in such names as the Holder may request.

(m) If requested by the Holder, the Company shall (i) as soon as practicable incorporate in a Prospectus supplement or post-effective amendment such information as the Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such Prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement if reasonably requested by the Holder holding any Registrable Securities.

(n) The Company shall use its best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(o) The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of a Registration Statement.

(p) The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the Commission in connection with any registration hereunder.

(q) Within two (2) business days after a Registration Statement which covers Registrable Securities is ordered effective by the Commission, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Holder whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the Commission in the form attached hereto as Exhibit B and the Irrevocable Transfer Agent Instructions in the form attached hereto as Exhibit C.

(r) Notwithstanding anything to the contrary herein, at any time after the Effective Date of a Registration Statement, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a "Grace Period"); provided, that the Company shall promptly (i) notify the Holder in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Holder) and the date on which the Grace Period will begin, and (ii) notify the Holder in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed five (5) consecutive days and during any three hundred sixty five (365) day period such Grace Periods shall not exceed an aggregate of twenty (20) days and the first day of any Grace Period must be at least five (5) trading days after the last day of any prior Grace Period (each, an "Allowable Grace Period"). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Holder receives the notice referred to in clause (i) and shall end on and include the later of the date the Holder receives the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 2(e) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by Section 2(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of the Holder in connection with any sale of Registrable Securities with respect to which the Holder has entered into a contract for sale, and delivered a copy of the Prospectus included as part of the applicable Registration Statement (unless an exemption from such Prospectus delivery requirements exists), prior to the Holder's receipt of the notice of a Grace Period and for which the Holder has not yet settled.

3. Obligations of the Holders.

(a) At least five (5) business days prior to the first anticipated filing date of a Registration Statement, the Company shall notify the Holder in writing of the information the Company requires from the Holder if the Holder's Registrable Securities are to be included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of the Holder that the Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b) The Holder, by the Holder's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless the Holder has notified the Company in writing

of the Holder's election to exclude all of the Holder's Registrable Securities from such Registration Statement.

(c) The Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 2(e) or 2(f), the Holder will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Sections 2(e) or 2(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of the Holder in connection with any sale of Registrable Securities with respect to which the Holder has entered into a contract for sale prior to the Holder's receipt of a notice from the Company of the happening of any event of the kind described in Sections 2(e) or 2(f) and for which the Holder has not yet settled.

(d) The Holder covenants and agrees that it will comply with the Prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to a Registration Statement.

4. Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts, commissions and placement agent fees) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne by the Company. Further, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed.

5. Indemnification.

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Holder, the directors, officers, members, partners, employees, agents, representatives of, and each Person, if any, who controls the Holder within the meaning of the Securities Act or the Securities Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, "Claims") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or

alleged untrue statement of a material fact contained in any preliminary Prospectus if used prior to the effective date of such Registration Statement, or contained in the final Prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the Commission) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the Securities Act or the Securities Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, "Violations"). Subject to Section 5(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 5(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such Prospectus was timely made available by the Company pursuant to Section 2(c) and (ii) shall not be available to the extent such Claim is based on a failure of the Holder to deliver or to cause to be delivered the Prospectus made available by the Company, including a corrected Prospectus, if such Prospectus or corrected Prospectus was timely made available by the Company pursuant to Section 2(c); and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Holder pursuant to Section 9.

(b) In connection with any Registration Statement in which the Holder is participating, the Holder agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act or the Securities Exchange Act (each, an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act or the Securities Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by the Holder expressly for use in connection with such Registration Statement; and, subject to Section 5(c), the Holder will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 5(b) and the agreement with respect to contribution contained in Section 6 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Holder, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Holder shall be liable under this Section 5(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Holder pursuant to Section 9.

(c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 5 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in

respect thereof is to be made against any indemnifying party under this Section 5, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 5, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(d) The indemnification required by this Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(e) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

6. Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 5 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement

7. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten or sold through a placement agent unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting or placement agency arrangements approved by the Company, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting or placement agency agreements and other documents required under the terms of such underwriting or placement agency arrangements.

8. Reports under Securities Exchange Act. With a view to making available to the Holder the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Holder to sell securities of the Company to the public without registration ("Rule 144"), commencing not later than the completion of the Reverse Merger the Company agrees to,:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c) furnish to the Holder so long as the Holder owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Securities Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Holder to sell such securities pursuant to Rule 144 without registration.

9. Assignment of Registration Rights. The rights under this Agreement shall be automatically assignable by the Holder to any transferee of all or any portion of the Holder's Registrable Securities if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws; and (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.

10. Amendment of Registration Rights. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

11. Definitions.

(a) "Commission" means the Securities and Exchange Commission.

(b) "Commission Comments" means written comments pertaining solely to Rule 415 which are received by the Company from the Commission, and a copy of which shall have been provided by the Company to the Holder, to a filed Registration Statement which limit the amount of shares which

may be included therein to a number of shares which is less than such amount sought to be included thereon as filed with the Commission.

(c) "Common Stock" means the common stock, $0.01 par value per share, of the Company.

(d) "Effective Date" means, as to a Registration Statement, the date on which such Registration Statement is first declared effective by the Commission.

(e) "Filing Date" means (a) with respect to the Registration Statement required to be filed under Section 1(a), the 30th day following the receipt by the Company of the Demand Notice, and (b) with respect to any Registration Statements required to be filed under Section 1(c), each such Registration Statement shall be filed by the six-month anniversary of the Effective Date of the Registration Statement required to be filed under Section 1(a) and for all subsequent Registration Statements, the six-month anniversary of the Effective Date of the immediately preceding Registration Statement required to be filed under Section 1(c), as applicable.

(f) "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

(g) "Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus

(h) "Registrable Securities" means (i) the Shares issued to the Holder and held by the Holder or its assignees, (ii) any shares of Common Stock issued to the Holder (whether issued before or after the date hereof) and held by the Holder or its assignees, (iii) any Common Stock issuable upon conversion of any securities convertible into shares of Common Stock (including the Preferred Shares) or upon exercise of any warrants, options or similar instruments (whether such convertible securities, warrants, options or similar instruments are issued before or after the date hereof), and (iv) any other shares of Common Stock or any other securities issued or issuable with respect to the securities referred to in clause (i), (ii) or (iii) by way of a stock dividend or stock split or in connection with an exchange or combination of shares, recapitalization, merger, consolidation or other reorganization.

(i) "Registration Statement" means any registration statement required to be filed hereunder (which, at the Company's option, may be an existing registration statement of the Company previously filed with the Commission, but not declared effective), including (in each case) the Prospectus, amendments and supplements to the Registration Statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in the Registration Statement

(j) "Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

(k) "Rule 424" means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

(l) "Securities Act" means the Securities Act of 1933, as amended from time to time.

(m) "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

12. Miscellaneous.

(a) A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the such record owner of such Registrable Securities.

(b) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Forex365, Inc.
936A Beachland Boulevard, Suite 13
Vero Beach, Florida 32963
Telephone: (772) 231-7544
Facsimile: (772) 231-5947
Attention: Kevin Keating, CEO

and

If to the Holder:

KIG Investors II, LLC
Attn: Timothy J. Keating, Manager
5251 DTC Parkway, Suite 1090
Greenwood Village, Colorado 80111
(720) 889-0135 fax

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's

facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. **EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.**

(e) This Agreement and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(f) Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

(g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. This Agreement may also be executed by electronic signature of such Person.

(i) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments

and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j) All consents and other determinations required to be made by the Holder pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Holder.

(k) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

(l) This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(m) The obligations of the Holder hereunder are several and not joint with the obligations of any other Holder, and no provision of this Agreement is intended to confer any obligations on a Holder vis-à-vis any other Holder. Nothing contained herein, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holder as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

(n) Currency. As used herein, "Dollar", "US Dollar" and "$" each mean the lawful money of the United States.

* * * * * *

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

HOLDER:

KIG Investors II, LLC

By: ______________________________
Timothy J. Keating, Manager

COMPANY:

Forex365, Inc.

By: ______________________________
Kevin R. Keating, CEO

Exhibit A

Plan of Distribution

The Selling Stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

-ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;

-block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

-purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

-an exchange distribution in accordance with the rules of the applicable exchange;

-privately negotiated transactions;

-to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

-broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

-a combination of any such methods of sale; and

-any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon the Company being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act,

disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a Selling Stockholder that a donee or pledgee intends to sell more than 500 shares of Common Stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of the securities will be paid by the Selling Stockholder and/or the purchasers. Each Selling Stockholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of such Selling Stockholder's business and, at the time of its purchase of such securities such Selling Stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The Company has advised each Selling Stockholder that it may not use shares registered on this Registration Statement to cover short sales of Common Stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. If a Selling Stockholder uses this prospectus for any sale of the Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Stockholders in connection with resales of their respective shares under this Registration Statement.

The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the Common Stock. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

EXHIBIT B

FORM OF NOTICE OF EFFECTIVENESS OF REGISTRATION STATEMENT

[Transfer Agent]
[Address]
Attention:

Re: ___________________ ("Company")

Ladies and Gentlemen:

[We are][I am] counsel to _________, a _________ corporation (the "Company"), and have represented the Company in connection with that certain Registration Rights Agreement with ____________ (the "Holder") (the "Registration Rights Agreement") pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the Registration Rights Agreement, on ___________ ___, 200_, the Company filed a Registration Statement on Form SB-2 (File No. 333-____________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names the Holder as a selling stockholder thereunder.

In connection with the foregoing, [we][I] advise you that a member of the SEC's staff has advised [us][me] by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and [we][I] have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

This letter shall serve as our standing instruction to you that the shares of Common Stock are freely transferable by the Holder pursuant to the Registration Statement. You need not require further letters from us to effect any future legend-free issuance or reissuance of shares of Common Stock to the Holders as contemplated by the Company's Irrevocable Transfer Agent Instructions dated ___________, 200_.

Very truly yours,

EXHIBIT B

IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

_______________, 2007

[Addressed to Transfer Agent]

____

____

Attention: [______________________]

Ladies and Gentlemen:

Reference is made to that certain Registration Rights Agreement, dated as of _______________, 2007 (the "**Agreement**"), by and among ______________, a ____________ corporation (the "**Company**"), and ________________________ (the "**Holder**"), pursuant to which the Company is obligated to register the Holders shares (the "**Common Shares**") of Common Stock of the Company (the "**Common Stock**").

This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue shares of Common Stock upon transfer or resale of the Common Shares.

You acknowledge and agree that so long as you have previously received (a) written confirmation from the Company's legal counsel that either (i) a registration statement covering resales of the Common Shares has been declared effective by the Securities and Exchange Commission (the "**SEC**") under the Securities Act of 1933, as amended (the "**1933 Act**"), or (ii) sales of the Common Shares may be made in conformity with Rule 144 under the 1933 Act ("**Rule 144**"), (b) if applicable, a copy of such registration statement, and (c) notice from legal counsel to the Company or any Holder that a transfer of Common Shares has been effected either pursuant to the registration statement (and a prospectus delivered to the transferee) or pursuant to Rule 144, then as promptly as practicable, you shall issue the certificates representing the Common Shares registered in the names of such transferees, and such certificates shall not bear any legend restricting transfer of the Common Shares thereby and should not be subject to any stop-transfer restriction; provided, however, that if such Common Shares and are not registered for resale under the 1933 Act or able to be sold under Rule 144, then the certificates for such Common Shares shall bear the following legend:

> THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID

ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

A form of written confirmation from the Company's outside legal counsel that a registration statement covering resales of the Common Shares has been declared effective by the SEC under the 1933 Act is attached hereto.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at ___________.

Very truly yours,

_________________ ("Company")

By: ________________________
Name:
Title:

THE FOREGOING INSTRUCTIONS ARE ACKNOWLEDGED AND AGREED TO

this ___ day of ______________, 2007

[TRANSFER AGENT]

By:
Name: _______________
Title: _______________

Enclosures

Copy: Holder

Disclosure Schedules by the Company

These Disclosure Schedules are made and given pursuant to the Stock Purchase Agreement (the "Agreement") dated November 14, 2007 by and among by and among KIG Investors II, LLC, a Delaware limited liability company (the "Buyer") and Forex365, Inc. f/k/a Solar Group, Inc., a Nevada corporation (the "Company"). The Section numbers in these Schedules correspond to Section numbers in the Agreement. To the extent that a Section number is not included herein, the Company has no exceptions to disclose. Any terms defined in the Agreement shall have the same meaning when used in these Schedules as when used in the Agreement, unless the context otherwise requires.

These Schedules are qualified in their entirety by reference to Article II of the Agreement. These Schedules may include items or information which the Company is not required to disclose under the Agreement and disclosure of such items or information shall not affect the interpretation of the Agreement or the scope of the disclosure obligations thereunder. Inclusion of information herein shall not be construed as an admission that such information is material to the business, financial position or results of operation of the Company.

Every matter, document or item referred to or described in any part of these Schedules shall be deemed to be disclosed for all purposes and under each category or part of these Schedules to which such matter, document or item is relevant. The headings contained in these Schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of these Schedules. Inclusion of any item in these Schedules: (a) does not represent a determination that such item is material nor shall it be deemed to establish a standard of materiality, (b) does not represent a determination that such item did not arise in the ordinary course of business, (c) does not represent a determination that the transactions contemplated by the Agreement require the consent of third parties, and (d) shall not constitute, or be deemed to be, an admission to any third party concerning such item.

Schedule 2.1 – Organization and Qualification

The Company is duly qualified to do business only in the State of Nevada.

The Company has not filed its annual list of officers and directors in the State of Nevada which was due March 1, 2007, and the Company has not paid its annual fee of $375 which was due March 1, 2007. A late fee of $75 has now been assessed. Upon the Company's filing with the State of Nevada of the annual list together with the payment of the annual fee and late fee, the Company will be in good standing in the State of Nevada.

The Company filed a certificate of amendment of articles of incorporation ("Amendment") with the State of Nevada on November 9, 2000 pursuant to which it changed its name from Solar Group, Inc. to Forex365, Inc. The Amendment stated that there were 7,027,636 shares of common stock outstanding and that the majority of stockholders approved the Amendment by written consent. The Amendment incorrectly states the number of shares of common stock outstanding. The actual number of shares of common stock outstanding was 1,027,647. In addition, the majority of stockholders did not approve the Amendment by written consent. Following the Closing, the Company intends to amend its articles of incorporation to properly change the name to Forex365, Inc. or such other name as selected by the directors and to make other amendments with the appropriate director and stockholder approvals.

Schedule 2.5 – Capitalization

The Company was named in a civil action filed in Nevada District Court, Clark County on August 7, 2007 captioned Benchmark Capital, LLC vs. Forex365, Inc., formerly known as Solar Group, Inc., Leon Leibovich and Does I-XV ("Benchmark Action"). The lawsuit alleges a number of causes of action related to Benchmark's attempts to acquire a controlling interest in the Company from certain stockholders ("Controlling Interest") during the period from April 2005 to May 2007. During this time period, Benchmark alleges it advanced monies to the Company to pay certain expenses and costs of the Company. Benchmark alleges certain other defendants breached a verbal agreement to sell it the Controlling Interest. Generally, Benchmark is demanding the Company to repay these advances in and/or to issue its common stock to Benchmark in lieu of cash repayment of the advances. Benchmark is also seeking specific performance to have the Controlling Interest transferred to it.

On November 1, 2007, the Company was advised that a default judgment had been entered against the Company on October 31, 2007. The default judgment provides that the Company pay Benchmark the sum of $41,670.88 plus interest at 10.25% per annum from August 7, 2007 until paid, plus costs of $447.98 and attorney fees of $5,420.

The Company's CEO, Leon Leibovich, has claimed he did not receive a copy of the summons and compliant, and the Company is still investigating whether the Company's registered agent in Nevada was properly served with the summons and complaint and the other circumstances regarding the service of the complaint and the delivery thereof to Mr. Leibovich. The Company believes it has valid defenses to the allegations made in the complaint.

A copy of the compliant and default judgment has been delivered to the Buyer.

Schedule 2.8 – Liabilities Exception

See Schedule 2.5 regarding Benchmark Action.

See Schedule 2.9 regarding transfer agent fees, auditor fees and Bridge Loan (as defined below).

On November 14, 2007, the Company has entered into a Settlement and Release Agreement with Leon Leibovich ("Settlement Agreement"), the Company's current CEO and a director, which provides that for the payment, at the Closing, of certain consulting fees earned by him for consulting services rendered to the Company from July 2004 to October 2007. As part of the settlement of such consulting fees, Mr. Leibovich has agreed to accept in full payment thereof an amount equal to the following: the sum of the outstanding fees in the amount of $140,000, less (B) the sum of the following: (i) all outstanding liabilities and obligations of the Company arising out of or related to the period prior to the Change of Control, determined as of the Closing (collectively, the "Legacy Liabilities"), (ii) all liabilities and obligations of the Company arising out of or related to the period prior to the Change of Control which have been paid by the Company on or after November 14, 2007 through the date of Closing (collectively, the "Paid Legacy Liabilities"), and (iii) all liabilities, obligations, losses, costs, damages and claims imposed on, incurred by or asserted against the Company, with respect or arising out of the Benchmark Action including, without limitation, reasonable attorneys' fees and court costs, determined as of the Closing ("Benchmark Costs").Leon Leibovich has also agreed to release the Company from all claims and to indemnify the Company from any loss, cost or expense incurred by the Company up to a maximum of $12,500 for a period of 4 months following the Closing. Leon Leibovich has also agreed that no further consulting services will be rendered by him from and after November 1, 2007.

On November 14, 2007, the Company and its legal counsel, Renan Sugarman, Esq., also agreed in writing that counsel will accept $30,000 in full satisfaction of all legal services rendered (including advances and expenses) to the Company from July 2006 through November 14, 2007. Legal counsel agrees that the Company's engagement of Renan Sugarman, Esq., will be terminated effective November 14, 2007.

See list of Company liabilities which follow on the 2 pages immediately after this page.

FOREX365, INC. f/k/a Solar Group, Inc.
Schedule 2.8 - Scheduled Liabilities

I. Legacy Liabilites			**Balance**	
A. Accrued Expenses - shown on 9/30/04 Balance Sheet			10,972.00	(1)
(1) Auditor to provide details of accrued expenses owed at 9/30/04. To the extent there is proof of payment of these items at Closing, the balance owed shall be reduced.				
B. Other Expenses and Costs related to Period prior to Change of Control			-	(2)
(2) Estimate only. Includes costs and expenses of the Company related to the period prior to the Change of Control which are a reduction to the amount payable to Leon Leibovich under the Settlement Agreement with the Company.				
C. Transfer Agent - Jersey Transfer and Trust				
Annual fees for 2001, 2002, 2003 and 2004	9/30/2004	8,400.00		
Annual fee for 2005	3/31/2005	2,100.00		
Annual fee for 2006	3/31/2006	2,100.00		
Annual fee for 2007	3/31/2007	2,100.00		
Total			14,700.00	
D. Auditor- Chisholm, Bierwolf & Nilson, LLC				
Audit fees for services rendered for audits for fiscal years ended June 30, 2001, 2002, 2003 and 2004			10,000.00	
E. Legal Counsel - Renan Sugarman, Esq.				
For legal services from July 2006 to October 2007 (monthly retainer fee of $1,875)			30,000.00	
F. Miscellaneous				
State of Nevada - 2007 Annual Fee		450.00		
Incorp - Registered agent fee		134.00		
Other		4,716.00		
Total			5,300.00	
TOTAL LEGACY LIABILITIES			70,972.00	(3)
(3) A portion of the Legacy Liabilities may be paid prior to Closing under the Bridge Loan. In such case, the paid Legacy Liabilities will continue to be a reduction in the amount owed under Consulting Fees to Leon Leibovich				
II. Benchmark Action				
A. Benchmark, LLC - default judgment				
Default amount		41,870.88		
Interest from August 7, 2007 to December 31, 2007 at 10.25% per annum		894.68		
Costs		447.98		

Attorneys fees		5,420.00			
Balance				48,533.54	(4)

(4) Final amount due and payable to Benchmark under the default judgment will be subject to adjustment based on results of possible actions to vacate default judgment, to defend the claims alleged by plaintiff and/or settlement discussions with plaintiff. The amounts set forth above are based on the default judgment as entered.

Legal Fees - Benchmark Litigation				10,000.00	(5)

(5) Estimate only. Includes costs and legal fees to fund defense of Benchmark action.

TOTAL BENCHMARK COSTS				58,533.54	(6)

(6) A portion of the Benchmark Costs may be paid prior to Closing under the Bridge Loan. In such case, the paid Legacy Liabilities will continue to be a reduction in the amount owed under Consulting Fees to Leon Leibovich

III. Consulting Fees - Leon Leibovich

Leon Leibovich - consulting fees

Quarterly consulting fee	9/30/2004	10,500.00			
Quarterly consulting fee	12/31/2004	10,500.00			
Quarterly consulting fee	3/31/2005	10,500.00			
Quarterly consulting fee	6/30/2005	10,500.00			
Quarterly consulting fee	9/30/2005	10,500.00			
Quarterly consulting fee	12/31/2005	10,500.00			
Quarterly consulting fee	3/31/2006	10,500.00			
Quarterly consulting fee	6/30/2006	10,500.00			
Quarterly consulting fee	9/30/2006	10,500.00			
Quarterly consulting fee	12/31/2006	10,500.00			
Quarterly consulting fee	3/31/2007	10,500.00			
Quarterly consulting fee	6/30/2007	10,500.00			
Quarterly consulting fee	9/30/2007	10,500.00			
Monthly consulting fee	10/31/2007	3,500.00			
Balance			140,000.00		
Less:					
Legacy Liabilities (other than amounts shown above for transfer agent, auditor, legal counsel and miscellaneous) - See note 3 above in the event such Legacy Liabilities are paid prior to Closing		10,972.00			
Benchmark Costs - See note 6 above to the extent such Benchmark Costs are paid prior to Closing		58,533.54			
Total Reductions to Leon Leibovich Balance Due			69,505.54		
Net Amount Due to Leon Leibovich per Settlement Agreement				70,494.46	(7)

(7) Pursuant to Settlement Agreement between the Company and Leon Leibovich, the amount owed to Mr. Leibovich for consulting services shall be reduced dollar-for-dollar for Legacy Liabilities (other than amounts shown above for transfer agent, auditor, legal counsel and miscellaneous) and for Benchmark Costs, notwithstanding if such Legacy Liabilities or Benchmark Costs are paid prior to Closing.
Such net amount due to Leon Leibovich shall also be subject to an Indemnity Escrow as set forth in the Settlement Agreement.

GRAND TOTAL				200,000.00	

Schedule 2.9 – Certain Changes or Events

The Company intends to terminate the agreement with its transfer agent, Jersey Stock and Trust ("Jersey"), following the execution of this Agreement and prior to Closing upon payment of $14,700 to Jersey Stock and Trust. The Company will, prior to Closing, engage a new transfer agent acceptable to the Buyer upon terms and conditions acceptable to the Buyer.

Upon execution of this Agreement, the Company intends to enter into an engagement letter with Chisholm, Bierwolf & Nilson, LLC to act as the Company's auditor to audit the Annual Financial Statements (as defined in the Agreement) and to review the Interim Financial Statements (as defined in the Agreement). Prior to commencement of this engagement, the Company and the auditor have agreed to a payment of $10,000 for all prior services rendered by auditor to the Company.

Following the execution of this Agreement, the Company intends to enter into a bridge loan agreement ("Bridge Loan") with Keating Investments, LLC ("KI"), the manager of the Buyer, to borrow certain monies prior to the Closing. Borrowings under the Bridge Loan agreement will be at the sole discretion of the Buyer, and the proceeds of any borrowings shall be used solely by the Company to pay certain Legacy Liabilities, Paid Legacy Liabilities and Benchmark Costs (as defined in Schedule 2.8 hereof). Any borrowing under the bridge loan will be paid to KI at Closing from the proceeds of the Purchase Price. Pursuant to Section 8.3 of this Agreement, in the event this Agreement is terminated by the Company or the Buyer in accordance with Section 8.1 of this Agreement, the Company has agreed to cause the resignation of the then current directors of the Company and the appointment of Leon Leibovich as the sole director, provided, however, that such resignations and appointments shall only be made if Leon Leibovich has repaid in full the Bridge Loan within ten (10) days following the termination of this Agreement

See Schedule 2.5 regarding Benchmark Action.

See Schedule 2.8 regarding the Settlement and Release Agreement with Leon Leibovich and the satisfaction of legal fees owed to Renan Sugarman, Esq.

Schedule 2.10 – Litigation

See Schedule 2.5 regarding Benchmark Action.

Schedule 2.16 – Agreements, Contracts or Commitments

See Schedule 2.8 regarding the Settlement and Release Agreement with Leon Leibovich and the satisfaction of legal fees owed to Rènan Sugarman, Esq.

See Schedule 2.9 regarding Jersey transfer agent agreement, the auditor engagement letter, and the Bridge Loan.

All other contracts, agreements or commitments have been terminated, cancelled and expired by their terms with no further obligation on behalf of the Company.

Schedule 2.17 – Interested Party Transactions

See Schedule 2.8 regarding the Settlement and Release Agreement with Leon Leibovich

SETTLEMENT AND RELEASE AGREEMENT

This Settlement and Release Agreement ("Agreement") is entered into and dated effective as of this 14th day of November, 2007 by and between Leon Leibovich, an adult resident of the State of Illinois ("Leibovich") and Forex365, Inc. f/k/a Solar Group, Inc., Nevada corporation ("Forex").

RECITALS

WHEREAS, the Company acknowledges that Leibovich has performed consulting services for the Company since July 1, 2004, which services have included, among other things, managing the corporate, administrative and financial affairs of the Company, taking actions to make the Company more attractive as a shell company for a business combination with a private operating business, seeking and investigating potential private operating companies that may be interested in a business combination with the Company, and seeking and negotiating with potential third parties interested in acquiring an interest in the Company ("Consulting Services");

WHEREAS, the Company's board of directors has approved the Consulting Services provided by Leibovich and has agreed that the fair consideration for such Consulting Services is $3,500 per month;

WHEREAS, Leibovich has provided the Company his invoice for the Consulting Services for the period from July 1, 2004 through October 31, 2007 for aggregate consulting fees of $140,000 ("Outstanding Fees"), a copy of said invoice is attached hereto as Exhibit A;

WHEREAS, the Company has insufficient financial resources to pay Leibovich the Outstanding Fees;

WHEREAS, the Company and KIG Investors II, LLC ("KIG Investors") have entered into a Securities Purchase Agreement dated November 14, 2007 ("Purchase Agreement");

WHEREAS, pursuant to the Purchase Agreement, (i) Forex will issue a total of 27,500,000 shares of common stock to KIG Investors ("Shares") for a purchase price of $275,000 ("Purchase Price"), and (ii) a portion of the Purchase Price will be used by the Company to pay certain liabilities and obligations of Forex, including the payment of the Outstanding Fees subject to the reductions as set forth in this Agreement;

WHEREAS, the Company and Leibovich desire to terminate Leibovich's engagement by the Company as a consultant effective October 31, 2007;

WHEREAS, the Company and Leibovich desire to settle and satisfy all claims, liabilities and obligations between them, including, without limitation, the Outstanding Fees, pursuant to the terms and conditions hereof;

WHEREAS, the Company and Leibovich further desire to terminate and cancel all prior contracts and agreements between them, whether oral or written, without further liability or obligation on behalf of either of them, pursuant to the terms and conditions of this Agreement;

WHEREAS, Leibovich agrees to release the Company any and all liabilities and obligations of any kind or nature, whether known or unknown, except for the Company's obligations under this Agreement;

WHEREAS, KI Investors has required that an indemnification be provided by Leibovich under which the Company will be held harmless from any liabilities or obligations of the Company arising out of or related to the period prior to the Change of Control (as defined in the Purchase Agreement), pursuant to the terms and conditions of this Agreement;

WHEREAS, the execution and closing of the transactions contemplated under this Agreement are a condition to the Closing of the transactions contemplated under the Purchase Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the above recitals, the following representations, warranties, covenants and conditions, and other good and valuable consideration, the receipt of which is acknowledged, the parties agree as follows:

1. Termination of Contracts. With effect from and after the receipt of the Cash Payment set forth in Section 3 hereof and the consummation of the transactions contemplated by this Agreement, Leibovich and the Company hereby: (i) mutually terminate and cancel any and all agreements and contracts (whether oral or written) between Forex, on the one hand, and Leibovich, on the other hand, pertaining to any matters between such parties including, without limitation, the Consulting Services (collectively, the "Contracts'), and (ii) release each other from any further liability and obligations under the Contracts. Notwithstanding the above, the Company and Leibovich acknowledge and agree that Leibovich's engagement by the Company as a consultant shall terminate effective October 31, 2007, and Leibovich shall not be entitled to any further fees or compensation from the Company for any services that may be rendered by Leibovich from and after October 31, 2007.

2. Waiver and Release. With effect from and after the receipt of the Cash Payment set forth in Section 3 hereof and the consummation of the transactions contemplated by this Agreement, Leibovich hereby waives, and forever and irrevocably releases and discharges the Company and its respective successors and assigns, and their respective past and present officers and directors, employees, shareholders, members, consultants, attorneys, accountants, other professionals, insurers, agents and all other related entities, including, but not limited to, assigns, predecessors, successors, controlling corporations, subsidiaries or other affiliates, from all liabilities and obligations owed by the Company to Leibovich, and from any and all claims, demands, and causes of action of every kind and nature, including, without limitation, those relating to or arising out of any federal, state or local laws, and common law, claims for advances or other loans, claims for unpaid fees, interest, penalties, expense reimbursement or other compensation including, without limitation, the Outstanding Fees for the Consulting Services; provided, however, that nothing contained herein shall be construed to limit in any way the rights of Leibovich to enforce the terms of this Agreement. Further, Leibovich irrevocably agrees to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any suit, action, or proceeding of any kind, in any court or before any tribunal, against the Company and the other released parties based upon any released claim.

3. Cash Payment. In full and complete satisfaction of all obligations and liabilities of Forex owed to Leibovich including, without limitation, the Outstanding Fees for Consulting Services rendered, and as further consideration for the indemnification provisions set forth in Section 5 hereof, Forex hereby agrees to pay Leibovich an amount equal to the following: (A) the sum of $140,000 representing the Outstanding Fees, less (B) the sum of the following: (i) all outstanding liabilities and obligations of the Company arising out of or related to the period prior

to the Change of Control, determined as of the closing of the transactions under the Purchase Agreement (the "Closing") (collectively, the "Legacy Liabilities"), (ii) all liabilities and obligations of the Company arising out of or related to the period prior to the Change of Control which have been paid by or on behalf of the Company on or after the date hereof through the date of Closing (collectively, the "Paid Legacy Liabilities"), and (iii) all liabilities, obligations, losses, costs, damages and claims imposed on, incurred by or asserted against the Company, with respect or arising out of the Benchmark Action (as defined in the Purchase Agreement) including, without limitation, reasonable attorneys' fees and court costs, determined as of the Closing ("Benchmark Costs"). Notwithstanding the foregoing, solely for purposes of the foregoing calculation, the Legacy Liabilities and the Paid Legacy Liabilities shall not include the following amounts as set forth on Schedule 3.8 of the Purchase Agreement: (i) $14,700 owed to transfer agent, (ii) $10,000 owed to the auditor, (iii) $30,000 owed for legal services, and (iv) $5,000 owed for miscellaneous items.

For purposes of this Agreement, the term "Cash Payment" shall mean: (A) the sum of $140,000 representing the Outstanding Fees, less (B) the sum of: (i) the Legacy Liabilities, (ii) the Paid Legacy Liabilities, and (iii) the Benchmark Costs, as calculated in accordance with the immediately preceding paragraph.

The completion of the transactions contemplated by this Agreement (including the payment of the Cash Payment) is contingent upon the Closing of the transactions under the Purchase Agreement. At the Closing, the Cash Payment, subject to Indemnity Escrow provided for under Section 5 hereof, shall be paid to Leibovich, by wire transfer to the U.S. bank account designated by Leibovich. In the event the Purchase Agreement is terminated in accordance with the provisions of the Purchase Agreement, this Agreement shall terminate without any further action of the parties and shall become null and void.

Leibovich understands and agrees that the Company shall not withhold or contribute on behalf of Leibovich, and Leibovich shall be solely responsible for the payment of, any social security, social benefits, unemployment compensation, worker's compensation insurance premiums, taxes of any kind, or any other contributions or payments required by governmental authorities applicable to employees which arise out of or relate to the performance of the Consulting Services by Leibovich. The parties hereto acknowledge and agree that the Consulting Services performed by Leibovich were in his capacity as an independent contractor, not as an employee.

4. Cooperation. From and after the date hereof and following the Closing, Leibovich agrees to cooperate with the Company as commercially reasonable under the then existing circumstances, and provide any information and documentation reasonably requested by the Company or its advisors, to allow the Company to prepare and file a Form 10-SB or its periodic reports with the SEC (or any amendments thereto) in a timely manner, to respond to any comment letters from the SEC in a timely manner, to comply with the reporting requirements of the Exchange Act of 1934, as amended, to allow the Company to provide market makers with the information to obtain or maintain a quotation on the Pink Sheets or Over-the-Counter Bulletin Board, and to allow the Company to prepare and file any tax returns.

5. Indemnification.

(a) Leibovich agrees to indemnify and hold harmless, the Company (from and after the Closing) against (i) any and all liabilities, obligations, losses, damages, claims, actions, liens and deficiencies which exist, or which may be imposed on, incurred by or asserted against the Company ("Asserted Claims") based upon, resulting from or arising out of: (a) the Liabilities (as

defined herein) of the Company related to the period prior to the Change of Control, (b) any breach or inaccuracy of any representation or warranty by the Company under the Purchase Agreement, (c) any breach of any agreement or covenant made by the Company in or pursuant to the Purchase Agreement requiring performance by the Company prior to Closing, and (d) any breach of any agreement or covenant made by Leibovich in or pursuant to this Agreement, and (ii) any cost or expense (including reasonable attorneys' fees and court costs) incurred by the Company in connection with the foregoing (including, without limitation, any cost or expense incurred by the Company in enforcing its rights pursuant to this Agreement) (collectively, the "Damages").

(b) Leibovich acknowledges and agrees that he has received a copy of the Purchase Agreement, has carefully reviewed and fully understands the terms and conditions of the Purchase Agreement and fully understands that he may be held liable for breaches of representations, warranties and agreements of the Company contained in the Purchase Agreement.

(c) For purposes of this Agreement, the term "Liabilities" shall mean all debts, liabilities and obligations, direct, indirect, absolute or contingent of the Company, whether accrued, vested or otherwise, whether known or unknown and whether or not reflected, or required in accordance with U.S. GAAP to be reflected, in the Company's balance sheet. Notwithstanding any other provision of this Agreement, the Liabilities shall not include any of the obligations of the Company under this Agreement.

(d) If at any time the Company determines to assert a right to indemnification under this Section, the Company shall give to Leibovich or whoever indemnification is being asserted against, prompt written notice describing the matter for which indemnification is sought in reasonable detail so as to allow the party receiving said notice full understanding of the Asserted Claims received by the Company and the extent of the Company's access to books and records that may be reasonably necessary or useful in the defense against any Asserted Claims. In the event that a demand or claim for indemnification is made hereunder with respect to a matter the amount or extent of which is not yet known or certain, the notice of demand for indemnification shall so state, and, where practicable, shall include an estimate of the amount of the matter. The failure of the Company to give notice of any matter to Leibovich shall not relieve him of any liability which he may have to the Company, except to the extent such failure to notify shall have resulted or caused prejudice to Leibovich or results in a material adverse impact on the ability of Leibovich to respond to any Asserted Claims, conduct discovery, assert any affirmative defenses against said Claims, or prevent Leibovich from obtaining a convenient and commercially reasonable forum and venue to adjudicate, mediate, or arbitrate any said Asserted Claims. Within 10 days after receipt of the notice referred to above, Leibovich shall (i) acknowledge in writing its responsibility for all or part of such matter, and shall pay or otherwise satisfy the portion of such matter as to which responsibility is acknowledged or take such other action as is reasonably satisfactory to the Company to resolve any such matter that involves anyone not a party hereto, or (ii) give written notice to the Company of its intention to dispute or contest all or part of such responsibility. Upon delivery of such notice of intention to contest, the parties shall negotiate in good faith to resolve as promptly as possible any dispute as to responsibility for, or the amount of, any such matter. If such dispute is not resolved within 10 days, such dispute shall be submitted to arbitration as provided under Section 8.h. hereof.

(e) Leibovich shall have the authority and the right to select legal counsel and to satisfy and/or settle any indemnity claims, without notice or cost to the Company, and the Company shall cooperate with Leibovich as reasonably requested to dispute and defend against any indemnification claim as determined by Leibovich, at Leibovich's expense, and the Company

shall promptly, after written request of Leibovich, supply any necessary confirmation or available documentation as related to the defense of any indemnification claim involving a third party; provided, however, that any settlement or satisfaction of any indemnity claim by Leibovich shall include a release of the Company, which shall be reasonably acceptable to the Company.

(f) Leibovich hereby agrees that $12,500 of the Cash Payment to be paid to him under this Agreement shall be held by Renan Sugarman, Esq. as escrow agent ("Escrow Agent") in the Escrow Agent's client trust account to satisfy any indemnification claims asserted against Leibovich under this Agreement ("Indemnity Escrow"). Notwithstanding anything contained in this Agreement to the contrary, the establishment of the Indemnity Escrow, and the use of it to satisfy indemnification claims under this Agreement, shall not in any way limit or restrict the indemnification rights or other rights or remedies of the Company under this Agreement or otherwise. On the 120th day following the Closing, any remaining monies in the Indemnity Escrow (the "Indemnity Escrow Residuary") shall be promptly disbursed by the Escrow Agent to Leibovich, provided, however, no monies shall be disbursed to Leibovich unless and until all indemnification claims for which notice had previously been provided in accordance with this Section 5 are resolved. Any such disbursement of funds from the Indemnity Escrow Residuary shall be paid to Leibovich pursuant to the joint written instruction of the Company and Leibovich to the Escrow Agent at expiration of the corresponding, applicable period of escrow hereunder. The parties hereby appoint Renan Sugarman, Esq. as the Escrow Agent, and the Escrow Agent hereby accepts such appointment and agrees to the terms of the escrow established hereunder.

(g) The indemnification provided by Leibovich under this Agreement shall not in the aggregate exceed $12,500, and no demand or claim for indemnification under this Agreement may be made after 11:59 p.m., Central time, on the date which is 120 days following the Closing Date (the "Claim Period").

6. Representations and Warranties of Forex. Forex represents and warrants to Leibovich that: (i) on the date of this Agreement, Forex has all necessary authority to execute this Agreement; (ii) there is no claim, action, suit or other proceeding pending, threatened or known, which, if decided adversely, would interfere with the consummation of the transaction contemplated hereby; (iii) no approval or consent of any governmental authority or third party is required for Forex to enter into or perform this Agreement; (iv) this Agreement is enforceable in accordance with its terms, subject to the laws of insolvency and general principles of equity; and (v) this Agreement has been duly authorized and adopted by Forex.

7. Representations and Warranties of Leibovich. Leibovich represents and warrants to Forex that: (i) there is no claim, action, suit or other proceeding pending, threatened or known, which, if decided adversely, would interfere with the consummation of the transaction contemplated hereby; (ii) no approval or consent of any governmental authority or third party is required for him to enter into or perform this Agreement; and (iii) this Agreement is enforceable against him in accordance with its terms, subject to the laws of insolvency and general principles of equity.

8. Miscellaneous.

(a) Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors, personal representatives, heirs and permitted assigns.

(b) Survival of Covenants and Representations. All agreements, covenants, representations and warranties made by the parties herein shall survive the delivery of this Agreement.

(c) Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision will not affect the validity or enforceability of any remaining portion, which remaining portion will remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared as the intention of the parties hereto that the parties would have executed the remaining portion of this Agreement without including therein any such part or portion that may, for any reason, be hereafter declared invalid or unenforceable.

(d) Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without reference to choice of law principles.

(e) Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

(f) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto concerning the subject matter contained herein, and supersedes all prior agreements or understanding of the parties. No provision of this Agreement may be waived or amended except in a writing signed by both parties. A waiver or amendment of any term or provision of this Agreement shall not be construed as a waiver or amendment of any other term or provision.

(g) Counterparts. This Agreement may be executed by facsimile or electronic signatures and in multiple counterparts, each of which shall be deemed an original. It shall not be necessary that each party executes each counterpart, or that any one counterpart be executed by more than one party so long as each party executes at least one counterpart.

(h) Arbitration. All disputes, controversies or claims ("Disputes") arising out of or relating to this Agreement shall in the first instance be the subject of a meeting between a representative of each party who has decision-making authority with respect to the matter in question. Should the meeting either not take place or not result in a resolution of the Dispute within twenty (20) business days following notice of the Dispute to the other party, then the Dispute shall be resolved in a binding arbitration proceeding to be held in Chicago, Illinois in accordance with the international rules of the American Arbitration Association. The arbitrators may award attorneys' fees and other related arbitration expenses, as well as pre- and post-judgment interest on any award of damages, to the prevailing party or parties, in their sole discretion. The parties agree that a panel of three arbitrators shall be required, all of whom shall be fluent in the English language, and that the arbitration proceeding shall be conducted entirely in the English language. Any award of the arbitrators shall be deemed confidential information for a minimum period of five years.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

FOREX365, INC.

By: ______________________________
Leon Leibovich, CEO

____
Leon Leibovich, Individually
SSN: 085-60-7539

The undersigned hereby accepts the appointment as Escrow Agent under Section 5 hereof and agrees to abide by the terms of the escrow established under Section 5 hereto.

____
Renan Sugarman, Esq.

Date: ______________________________

Exhibit A – Invoice (follows next page)

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

FOREX365, INC.

By: ______________________
Leon Leibovich, CEO

____
Leon Leibovich, Individually
SSN: 085-60-7539

The undersigned hereby accepts the appointment as Escrow Agent under Section 5 hereof and agrees to abide by the terms of the escrow established under Section 5 hereto.

____
Renan Sugarman, Esq.

Date: ______________________

Exhibit A – Invoice (follows next page)

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

FOREX365, INC.

By: ______________________________
Leon Leibovich, CEO

____
Leon Leibovich, Individually
SSN: 085-60-7539

The undersigned hereby accepts the appointment as Escrow Agent under Section 5 hereof and agrees to abide by the terms of the escrow established under Section 5 hereto.

____
Renan Sugarman, Esq.

Date: ______________________________

Exhibit A – Invoice (follows next page)

Law Offices of Renan I. Sugarman, P.C.
30 N. La Salle Street, Suite 1530
Chicago, IL 60602

November 14, 2007

Invoice for Legal Services Rendered

For legal services from July 2006 to October 2007 (Monthly retainer fee of $1,875)	$30,000.00
Total Amount Due	**$30,000.00**

Law Offices of Renan I. Sugarman, P.C.
30 N. La Salle Street, Suite 1530
Chicago, IL 60602

November 14, 2007

Forex365, Inc. f/k/a Solar Group, Inc.
Attn: Leon Leibovich, CEO
276 Park Avenue
Highland Park, IL 60035

Re: Satisfaction of Outstanding Fees for Legal Services

Dear Mr. Leibovich:

The Law Offices of Renan I. Sugarman, P.C. and Renan Sugarman, Esq. (collectively, "Sugarman") acknowledges that Forex365, Inc. f/k/a Solar Group, Inc. ("Forex") owes Sugarman a total of $30,000 for legal services previously rendered (including, without limitation, all advances and expenses) during the period from June 2006 to the date hereof. The invoice for such legal services is attached hereto.

Sugarman hereby accepts $30,000 in full payment and complete payment and settlement of all outstanding fees due from Forex for all legal services previously rendered (including, without limitation, all advances and expenses) through and including the date hereof, and Sugarman agrees that such payment may be made by the Company at the closing of that certain Securities Purchase Agreement dated November 14, 2007 by and among the Company and KIG Investors II, LLC ("KIG Investors") ("Purchase Agreement");.

Sugarman further acknowledges and agrees that as of the date hereof Sugarman's representation of the Company shall be terminated effective as of the date hereof.

For your tax records, our FEIN is 32-0076347.

Law Offices of Renan I. Sugarman, P.C.

By: ______________________________
Renan Sugarman, Esq.

Law Offices of Renan I. Sugarman, P.C.
30 N. La Salle Street, Suite 1530
Chicago, IL 60602

November 14, 2007

Forex365, Inc. f/k/a Solar Group, Inc.
Attn: Leon Leibovich, CEO
276 Park Avenue
Highland Park, IL 60035

Re: Satisfaction of Outstanding Fees for Legal Services

Dear Mr. Leibovich:

The Law Offices of Renan I. Sugarman, P.C. and Renan Sugarman, Esq. (collectively, "Sugarman") acknowledges that Forex365, Inc. f/k/a Solar Group, Inc. ("Forex") owes Sugarman a total of $30,000 for legal services previously rendered (including, without limitation, all advances and expenses) during the period from June 2006 to the date hereof. The invoice for such legal services is attached hereto.

Sugarman hereby accepts $30,000 in full payment and complete payment and settlement of all outstanding fees due from Forex for all legal services previously rendered (including, without limitation, all advances and expenses) through and including the date hereof, and Sugarman agrees that such payment may be made by the Company at the closing of that certain Securities Purchase Agreement dated November 14, 2007 by and among the Company and KIG Investors II, LLC ("KIG Investors") ("Purchase Agreement");.

Sugarman further acknowledges and agrees that as of the date hereof Sugarman's representation of the Company shall be terminated effective as of the date hereof.

For your tax records, our FEIN is 32-0076347.

Law Offices of Renan I. Sugarman, P.C.

By: RSugarman
Renan Sugarman, Esq.

Law Offices of Renan I. Sugarman, P.C.
30 N. La Salle Street, Suite 1530
Chicago, IL 60602

November 14, 2007

Invoice for Legal Services Rendered

For legal services from July 2006 to October 2007 (Monthly retainer fee of $1,875)	$30,000.00
Total Amount Due	**$30,000.00**

Leon Leibovich
As Independent Consultant
276 Park Avenue
Highland Park, IL 60035

November 14, 2007

Forex365, Inc. f/k/a Solar Group, Inc.
Attn: Leon Leibovich, CEO
276 Park Avenue
Highland Park, IL 60035

Re: Invoice for Consulting Services

	For quarter ended		
Quarterly consulting fee	9/30/2004	10,500.00	
Quarterly consulting fee	12/31/2004	10,500.00	
Quarterly consulting fee	3/31/2005	10,500.00	
Quarterly consulting fee	6/30/2005	10,500.00	
Quarterly consulting fee	9/30/2005	10,500.00	
Quarterly consulting fee	12/31/2005	10,500.00	
Quarterly consulting fee	3/31/2006	10,500.00	
Quarterly consulting fee	6/30/2006	10,500.00	
Quarterly consulting fee	9/30/2006	10,500.00	
Quarterly consulting fee	12/31/2006	10,500.00	
Quarterly consulting fee	3/31/2007	10,500.00	
Quarterly consulting fee	6/30/2007	10,500.00	
Quarterly consulting fee	9/30/2007	10,500.00	
Monthly consulting fee	10/31/2007	3,500.00	
Balance due			140,000.00